Exhibit 99.1

ThermoEnergy To Acquire CASTion Corporation

LITTLE ROCK, Arkansas - April 16, 2007 - ThermoEnergy Corporation (“ThermoEnergy”, OTCBB - TMEN) today confirmed that it will acquire CASTion Corporation (“CASTion”), an award winning supplier of wastewater treatment and chemistry recovery systems. Headquartered in Worcester, MA, CASTion is currently one of the prime subcontractors to ThermoEnergy for the assembly and installation of the Company’s $11.5 million New York City ARP project currently underway. CASTion will become a wholly-owned subsidiary of ThermoEnergy, retaining its name and well earned market reputation.

“Both boards approved the conditions and terms of the transaction on Thursday, April 12”, said Andrew T. Melton, ThermoEnergy’s CFO, “This acquisition serves a dual purpose for the Company - it is both a strategic market move as well as a growth vehicle for the combined companies” added Melton. Jeffrey L. Powell, President and CEO of CASTion, will join ThermoEnergy’s executive team as well as remain President and COO of the CASTion division.

“The acquisition of CASTion is linked directly to enhancing ThermoEnergy’s core business of municipal and industrial wastewater treatment and its ability to capture and maintain market share,” said Dennis C. Cossey, Chairman and CEO of ThermoEnergy. “The post-acquisition entity will not only be stronger financially but will provide the intellectual property and human resources capable of growing the company on a global basis.”

“There are significant synergies that exist between CASTion and ThermoEnergy, and the combination of the two companies presents a unique opportunity for the customers, employees and shareholders of both companies,” said Jeffrey L. Powell, CEO of CASTion. “We have worked closely with ThermoEnergy over the last two years and are excited about joining the ThermoEnergy family,” stated Mr. Powell.

About CASTion
CASTion is a privately-held, 20-year old award winning company, with offices in Massachusetts, Florida, Louisiana, Ohio and California, that provides customized turnkey systems for industrial wastewater treatment. CASTion offers a comprehensive range of products and services including vacuum distillation, evaporators, reverse osmosis, ion exchange, oil/water separators and specialty products. CASTion has successful installations across the U.S., Canada, Mexico and Japan. CASTion’s customer base includes the military, power generation, mining, food processing, beverage, automotive, chemical process, refining, micro-electronics, municipal, heavy manufacturing, textile and semi-conductor industries. Its client list includes such Fortune 500 companies as Pfizer, Tyco, Caterpillar, Valero, Proctor & Gamble, RJ Reynolds and GE among others. Additional information on the CASTion can be found on its website at www.castion.com.

About ThermoEnergy
Founded in 1988, ThermoEnergy is a diversified technologies company engaged in the worldwide commercialization of patented and/or proprietary municipal and industrial wastewater treatment and power generation technologies. The economic and environmental matrix of the Company’s technologies represents a significant advancement in these key infrastructure industries. The Company currently has offices in Little Rock, AR, Hudson, MA, and New York, NY. Additional information on the Company and its technologies can be found on its website at www.thermoenergy.com.

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE “FORWARD LOOKING” STATEMENTS, USUALLY CONTAINING THE WORD “BELIEVE”, “ESTIMATE”, “PROJECT”, “EXPECT” OR SIMILAR EXPRESSIONS. FORWARD LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY’S PRODUCTS AND SERVICES IN THE MARKETPLACE, COMPETITIVE FACTORS, CHANGES IN REGULATORY ENVIRONMENTS AND OTHER RISKS DETAILED IN THE COMPANY’S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES.

Contact:	Andrew T. Melton, CFO
KEY WORDS:	(501) 376-6477 Tel (501) 375-5249 Fax Arkansas, New York, Massachusetts, Wastewater Treatment